Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-914-6016
publicrelations@cadence.com
Cadence Reports Q2 2010 Financial Results
SAN JOSE, Calif. — July 28, 2010 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2010.
     Cadence reported second quarter 2010 revenue of $227 million, compared to revenue of $210 million reported for the same period in 2009. On a GAAP basis, Cadence recognized net income of $49 million, or $0.19 per share on a diluted basis, including $67 million in acquisition-related income tax benefit, in the second quarter of 2010, compared to a net loss of $74 million, or $(0.29) per share on a diluted basis, in the same period in 2009.
     Using Cadence’s non-GAAP measure, net income in the second quarter of 2010 was $18 million, or $0.07 per share on a diluted basis, including the reversal of $10 million in bad debt reserves, as compared to a net loss of $13 million, or $(0.05) per share on a diluted basis, in the same period in 2009.
     “The Cadence team executed and delivered solid results in the second quarter,” said Lip-Bu Tan, president and chief executive officer. “The combination of our strong technology portfolio with the closer collaboration of our sales and R&D teams is yielding results.”
     “Business improved for us in all geographies, and the combination of stronger business performance and a lower expense base helped improve our top and bottom lines,” said Kevin S.

Palatnik, senior vice president and chief financial officer.
     In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the third quarter of 2010, the company expects total revenue in the range of $225 million to $235 million. Third quarter GAAP net loss per diluted share is expected to be in the range of $(0.08) to $(0.06). Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.01 to $0.03.
     For the full year 2010, the company expects total revenue in the range of $900 million to $925 million. On a GAAP basis, net loss / net income per diluted share for fiscal 2010 is expected to be in the range of $(0.01) to $0.03. Using the non-GAAP measure defined below, net income per diluted share for fiscal 2010 is expected to be in the range of $0.12 to $0.16.
     A schedule showing a reconciliation of the business outlook from GAAP net loss / net income and diluted net loss / net income per share to non-GAAP net income and diluted net income per share is included with this release.

Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s president and chief executive officer, and Kevin S. Palatnik, Cadence’s senior vice president and chief financial officer, will host a second quarter of fiscal year 2010 financial results audio webcast today, July 28, 2010, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the Web site at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 28, 2010 at 5 p.m. (Pacific) and ending August 11, 2010 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic-design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. Cadence is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about Cadence and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding Cadence’s second quarter 2010 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Kevin S. Palatnik, include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of the previously disclosed restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that the previously disclosed restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of the previously disclosed restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, and Cadence’s future filings.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During fiscal 2009, Cadence commenced a restructuring program that it expects to complete during the first fiscal quarter of 2011. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.

     During the second quarter of fiscal 2010, Cadence’s non-GAAP net income also excluded losses associated with its repurchase of a portion of its 1.375% Convertible Senior Notes Due December 15, 2011 and a portion of its 1.500% Convertible Senior Notes Due December 15, 2013. Cadence’s management believes it is useful to exclude the losses on the extinguishment of debt as the losses are not directly related to Cadence’s core business operations and similar transactions are not expected to occur frequently.
     During the second quarter of fiscal 2010, Cadence’s non-GAAP net income also excluded the impact of an income tax benefit associated with Cadence’s acquisition of Denali Software, Inc. Cadence’s management believes it is useful to exclude the tax benefit associated with this acquisition because Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the second quarter of 2010 to be recorded frequently.
     During the fourth quarter of fiscal 2009, Cadence’s non-GAAP net loss also excluded the impact of an income tax benefit associated with the temporary increase in the net operating loss carryback period for operating losses Cadence incurred in the United States. Cadence’s management believes it is useful to exclude the tax benefit associated with this change in the United States tax law because the extended net operating loss carryback period is only applicable for operating losses incurred during either fiscal 2008 or fiscal 2009.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:

Net Income (Loss) Reconciliation	Three Months Ended
	July 3, 2010	July 4, 2009
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$49,369	$(74,357)
Amortization of acquired intangibles	3,142	4,820
Stock-based compensation expense	10,435	16,507
Non-qualified deferred compensation expenses (credits)	1,192	(1,523)
Restructuring and other charges (credits)	(317)	18,528
Shareholder litigation costs	2,862	—
Integration and acquisition-related costs	1,707	180
Amortization of debt discount	5,248	4,770
Other income or expense related to investments and non-qualified deferred compensation plan assets*	202	2,321
Loss on extinguishment of debt	5,321	—
Acquisition-related income tax benefit	(66,707)	—
Income tax effect of non-GAAP adjustments	5,825	15,453

Net income (loss) on a non-GAAP basis	$18,279	$(13,301)

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income (Loss) per Share
Reconciliation	Three Months Ended
	July 3, 2010	July 4, 2009
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.19	$(0.29)
Amortization of acquired intangibles	0.01	0.02
Stock-based compensation expense	0.04	0.06
Non-qualified deferred compensation expenses (credits)	—	—
Restructuring and other charges (credits)	—	0.07
Shareholder litigation costs	0.01	—
Integration and acquisition-related costs	0.01	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	0.01
Loss on extinguishment of debt	0.02	—
Acquisition-related income tax benefit	(0.25)	—
Income tax effect of non-GAAP adjustments	0.02	0.06

Diluted net income (loss) per share on a non-GAAP basis	$0.07	$(0.05)

Shares used in calculation of diluted net income (loss) per share —GAAP**	266,423	256,883
Shares used in calculation of diluted net income (loss) per share —non-GAAP**	266,423	256,883

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles is important to consider because it may represent an initial expenditure that under GAAP is reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.
Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its Web site.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 17, 2010, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2010 Earnings Release is published, which is currently scheduled for October 27, 2010.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
July 3, 2010 and January 2, 2010
(In thousands)
(Unaudited)

	July 3, 2010	January 2, 2010
Current Assets:
Cash and cash equivalents	$475,603	$569,115
Short-term investments	2,860	2,184
Receivables, net of allowances of $11,194 and $14,020, respectively	191,291	200,628
Inventories	23,874	24,165
Prepaid expenses and other	62,308	54,655

Total current assets	755,936	850,747

Property, plant and equipment, net of accumulated depreciation of $652,965 and $637,107, respectively	295,073	311,502
Goodwill	167,367	—
Acquired intangibles, net of accumulated amortization of $90,983 and $124,507, respectively	192,422	28,841
Installment contract receivables, net of allowances of $0 and $9,724, respectively	40,296	58,448
Other assets	244,661	161,049

Total Assets	$1,695,755	$1,410,587

Current Liabilities:
Accounts payable and accrued liabilities	$153,220	$150,207
Current portion of deferred revenue	290,105	247,691

Total current liabilities	443,325	397,898

Long-Term Liabilities:
Long-term portion of deferred revenue	92,477	92,298
Convertible notes	541,767	436,012
Other long-term liabilities	454,744	376,006

Total long-term liabilities	1,088,988	904,316

Stockholders’ Equity	163,442	108,373

Total Liabilities and Stockholders’ Equity	$1,695,755	$1,410,587

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended July 3, 2010 and July 4, 2009
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2010	July 4, 2009	July 3, 2010	July 4, 2009
Revenue:
Product	$117,066	$101,840	$219,832	$189,363
Services	25,258	27,808	51,178	57,015
Maintenance	84,740	80,281	177,992	169,853

Total revenue	227,064	209,929	449,002	416,231

Costs and Expenses:
Cost of product	7,123	9,752	12,415	17,423
Cost of services	21,556	24,418	43,481	48,463
Cost of maintenance	10,481	11,857	21,879	24,318
Marketing and sales	71,513	71,431	146,275	146,321
Research and development	91,118	90,653	180,548	185,345
General and administrative	17,058	34,240	39,892	72,579
Amortization of acquired intangibles	2,551	2,828	5,242	5,968
Restructuring and other charges (credits)	(317)	18,528	(1,391)	18,008

Total costs and expenses	221,083	263,707	448,341	518,425

Income (loss) from operations	5,981	(53,778)	661	(102,194)

Interest expense	(7,972)	(7,266)	(15,403)	(14,314)
Other income (expense), net	(3,100)	(2,533)	2,874	(8,682)

Loss before provision (benefit) for income taxes	(5,091)	(63,577)	(11,868)	(125,190)

Provision (benefit) for income taxes	(54,460)	10,780	(49,452)	12,424

Net income (loss)	$49,369	$(74,357)	$37,584	$(137,614)

Basic net income (loss) per share	$0.19	$(0.29)	$0.14	$(0.54)

Diluted net income (loss) per share	$0.19	$(0.29)	$0.14	$(0.54)

Weighted average common shares outstanding — basic	262,163	256,883	262,380	255,592

Weighted average common shares outstanding — diluted	266,423	256,883	266,539	255,592

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended July 3, 2010 and July 4, 2009
(In thousands)
(Unaudited)

	Six Months Ended
	July 3,	July 4,
	2010	2009
Cash and Cash Equivalents at Beginning of Period	$569,115	$568,255

Cash Flows from Operating Activities:
Net income (loss)	37,584	(137,614)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41,333	50,023
Amortization of debt discounts and fees	11,301	10,244
Loss on extinguishment of debt	5,321	—
Stock-based compensation	20,807	29,235
Loss from equity method investments	73	231
(Gain) loss on investments, net	(6,935)	7,991
Write-down of investment securities	1,500	4,606
Impairment of property, plant and equipment	427	3,695
Deferred income taxes	(69,266)	(5,044)
Proceeds from the sale of receivables, net	—	5,827
Provisions (recoveries) for losses (gains) on trade and installment contract receivables	(12,978)	18,361
Other non-cash items	3,340	(9,038)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(25,384)	43,134
Installment contract receivables	70,479	89,957
Inventories	(10,923)	5,847
Prepaid expenses and other	(4,638)	(125)
Other assets	3,750	6,769
Accounts payable and accrued liabilities	5,264	(66,247)
Deferred revenue	31,882	(58,364)
Other long-term liabilities	1,904	3,518

Net cash provided by operating activities	104,841	3,006

Cash Flows from Investing Activities:
Proceeds from the sale of long-term investments	10,133	—
Purchases of property, plant and equipment	(18,765)	(22,282)
Purchases of software licenses	(2,517)	(394)
Investment in venture capital partnerships and equity investments	(500)	(1,550)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(263,091)	(4,896)

Net cash used for investing activities	(274,740)	(29,122)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(1,719)	(796)
Proceeds from issuance of 2015 Notes	350,000	—
Payment of Convertible Senior Notes	(187,150)	—
Payment of 2015 Notes issuance costs	(9,800)	—
Purchase of 2015 Notes Hedges	(76,635)	—
Proceeds from termination of Convertible Senior Notes Hedges	280	—
Proceeds from sale of 2015 Warrants	37,450	—
Tax benefit from employee stock transactions	59	—
Proceeds from issuance of common stock	8,119	19,601
Stock received for payment of employee taxes on vesting of restricted stock	(4,114)	(2,439)
Purchases of treasury stock	(39,997)	—

Net cash provided by financing activities	76,493	16,366

Effect of exchange rate changes on cash and cash equivalents	(106)	(1,580)

Decrease in cash and cash equivalents	(93,512)	(11,330)

Cash and Cash Equivalents at End of Period	$475,603	$556,925

Cadence Design Systems, Inc.
As of July 28, 2010
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income (Loss) Per Share
(Unaudited)

	Three Months Ending	Year Ending
	October 2, 2010	January 1, 2011
	Forecast	Forecast
Diluted net income (loss) per share on a GAAP basis	$(0.08) to $(0.06)	$(0.01) to $0.03

Amortization of acquired intangibles	0.03	0.08
Stock-based compensation expense	0.04	0.16
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	(0.01)
Shareholder litigation costs	—	0.01
Integration and acquisition-related costs	—	0.01
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.02)
Loss on extinguishment of debt	—	0.02
Amortization of debt discount	0.02	0.09
Acquisition-related income tax benefit	—	(0.25)
Income tax effect of non-GAAP adjustments	—	0.03

Diluted net income per share on a non-GAAP basis	$0.01 to $0.03	$0.12 to $0.16

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.
Cadence Design Systems, Inc.
As of July 28, 2010
Impact of Non-GAAP Adjustments on Forward Looking Net Income (Loss)
(Unaudited)

	Three Months Ending	Year Ending
	October 2, 2010	January 1, 2011
($ in Millions)	Forecast	Forecast
Net income (loss) on a GAAP basis	$(22) to $(16)	$(2) to $8

Amortization of acquired intangibles	7	21
Stock-based compensation expense	12	43
Non-qualified deferred compensation expenses	—	2
Restructuring and other charges (credits)	—	(1)
Shareholder litigation costs	—	3
Integration and acquisition-related costs	1	3
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(5)
Loss on extinguishment of debt	—	5
Amortization of debt discount	6	23
Acquisition-related income tax benefit	—	(67)
Income tax effect of non-GAAP adjustments	(1)	7

Net income on a non-GAAP basis	$3 to $9	$32 to $42

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2009					2010
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	42%	48%	43%	51%	46%	40%	46%
Europe	24%	21%	20%	24%	22%	22%	23%
Japan	19%	17%	23%	12%	18%	23%	14%
Asia	15%	14%	14%	13%	14%	15%	17%
Total	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2009					2010
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification	20%	23%	21%	22%	22%	22%	26%
Digital IC Design	19%	24%	19%	22%	21%	21%	21%
Custom IC Design	26%	25%	28%	28%	27%	27%	26%
Design for Manufacturing	9%	5%	9%	7%	7%	9%	6%
System Interconnect	12%	10%	11%	11%	11%	9%	10%
Services & Other	14%	13%	12%	10%	12%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%

Note: Product Group total revenue includes Product + Maintenance